Exhibit 2.11
                                                                    ------------





                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA


LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS, BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS AND CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

     Plaintiffs,

v.
     Case  No.  98-8030
EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts Corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts Corporation, AFG LEASING IV INCORPORATED, a Massachusetts Corporation, AFG LEASING VI INCORPORATED, a Massachusetts Corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts Corporation, AFG ASIT CORPORATION, a Massachusetts Corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

     Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  5  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  6  LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  7  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  8  LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-D, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-E, a Massachusetts Limited Partnership, AFG INVESTMENT TRUST A, a Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, and AFG INVESTMENT TRUST D, a Delaware business trust,

     Nominal  Defendants.


                    ORDER PRELIMINARILY APPROVING SETTLEMENT,
             CONDITIONALLY CERTIFYING SETTLEMENT CLASS AND PROVIDING FOR NOTICE OF, AND HEARING ON, THE PROPOSED SETTLEMENT
             ------------------------------------------------------

     WHEREAS, the parties to the above-captioned action (the "Action"), having made application, pursuant to Fed. R. Civ. P. 23(e), for an order approving the settlement of this Action, in accordance with the Revised Stipulation of Settlement dated January 29, 2002 (the "Revised Stipulation"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Action with regard to the Operating Partnership Sub-Class ("Settlement") and for dismissal of the Action in its entirety with prejudice; and the Court, having read and considered the Revised Stipulation and the exhibits annexed thereto;

     NOW,  THEREFORE,  IT  IS  HEREBY  ORDERED:

     1. For purposes of this Preliminary Order, the Court adopts and incorporates by reference the definitions contained in the Revised Stipulation.
     2. The Court does hereby preliminarily approve the Revised Stipulation and the Settlement set forth therein as being within the range of reasonableness and fair, just and adequate.

     3. A hearing (the "Hearing") shall be held before this Court on Friday, June 7, 2002, at 701 Clematis Street, West Palm Beach, Florida, 3:30 p.m., in Courtroom 5, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Revised Stipulation, with respect to the Operating Partnership Sub-Class, is fair, reasonable and adequate and should be finally approved by the Court; whether a final judgment as provided in the Revised Stipulation should be entered herein with respect to the claims brought by the Operating Partnership Sub-Class; and whether Class Counsel's application(s) for attorneys' fees, awards to the Class Plaintiffs and the reimbursement of out-of-pocket expenses should be granted. The Court may continue the Hearing without further notice to Class Members.

     4. The Court approves, as to form and content, the Notice of Class Action Determination, Proposed Settlement and Fairness Hearing (the "Notice"), annexed to the Revised Stipulation as Exhibit "A", and finds that the mailing of the Notice substantially in the manner and form set forth in paragraph 5 of this Order meets the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States and any other applicable law, is the best notice practicable under the circumstances, and constitutes due and sufficient notice to all persons entitled thereto.

     5. (a) Upon entry of this Order, the Defendants shall cause a copy of the Notice, substantially in the form annexed to the Revised Stipulation as Exhibit "A", to be mailed to all Operating Partnership Sub-Class Members at their last known address as appearing in the records maintained by the Partnerships;

          (b) At or prior to the Hearing, Defendants' counsel shall serve and file with the Court proof, by affidavit or declaration, of such mailing to the Operating Partnership Sub-Class; and

          (c) All reasonable costs incurred in identifying and notifying Operating Partnership Sub-Class Members shall be paid as set forth in the Revised Stipulation. In the event that the Settlement is not approved by the Court, or otherwise fails to become effective, Defendants shall not have any recourse against the Plaintiffs, Class Counsel or the Claims Administrator for such costs and expenses which have been incurred or advanced pursuant to the Revised Stipulation or this Order.

     6. Operating Partnership Sub-Class Members may enter an appearance in the Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Class Counsel.

     7. Pending final determination of whether the Settlement should be approved, neither the Class Plaintiffs nor any Operating Partnership Sub-Class Member, either directly, derivatively, in a representative capacity or any other capacity, shall commence or prosecute against any of the Defendants or the Released Parties, any action or proceeding in any court or tribunal asserting any of the Settled Claims.

     8. Pending final determination of whether the Settlement should be approved, the Class Plaintiffs and all other Operating Partnership Sub-Class Members are barred and permanently enjoined from (i) transferring, selling, assigning, giving, pledging, hypothesizing or otherwise disposing of any Units of the Operating Partnerships to any person other than a family member or in cases of divorce, incapacity or death of the Unitholder; or (ii) commencing a tender offer for the Units. In addition, pending final determination of whether the Settlement should be approved, the General Partners of the Operating Partnerships are enjoined from (i) recording any transfers made in violation of the Order and (ii) providing the list of investors in any Operating Partnership to any person for the purpose of conducting a tender offer.

     9. Any Member of the Operating Partnership Sub-Class may appear at the Settlement Hearing and object to (a) the approval of the proposed Settlement of the Action as fair, reasonable and adequate, (b) the entrance of a final judgment, and/or (c) the application(s) for attorneys' fees and expenses; provided, however, that no Operating Partnership Sub-Class Member or any other person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the judgment to be entered thereto approving the same, or the attorneys' fees and expenses to Class Counsel, unless on or before fourteen (14) days prior to the Hearing, that person has served, by hand or by first-class mail, written objections and copies of any papers and briefs desired to be considered by the Court, together with proof of membership in the Operating Partnership Sub-Class, upon both Plaintiffs' Lead Counsel: Andrew D. Friedman, Esq., Wechsler Harwood Halebian & Feffer, LLP, 488 Madison Avenue, New York, N.Y. 10022; and Defendants' Counsel:
Deborah L. Thaxter, P.C., Nixon Peabody LLP, 101 Federal Street, Boston, Massachusetts 02110, and filed said objections, papers and briefs with the Clerk of the United States District Court for the Southern District of Florida. Any Member of the Operating Partnership Sub-Class who does not make his or her objection in the manner provided herein shall be deemed to have waived such objection, including the right to appeal, and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as incorporated in the Revised Stipulation and the award of attorneys' fees and expenses to Class Counsel, unless otherwise ordered by the Court.

     10. The Court reserves the right to continue the date of the Hearing and any continuation thereof without further notice to the Members of the Operating Partnership Sub-Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

     DONE AND SIGNED in Chambers at West Palm Beach, Florida, this 1st day of March, 2002.
     /s/     Daniel  T.K.  Hurley
     ---     --------------------
Daniel  T.K.  Hurley
United  States  District  Judge

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